Consent of Independent Certified Public Accountants

     We have issued our report dated December 12, 2003 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 24 as of October 31, 2003 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                  Grant Thornton LLP


Chicago, Illinois
February 23, 2004